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                                                                    Exhibit 10.1

                                   Quota Share
                              Reinsurance Agreement

                                     Between

                            Colony Insurance Company
                        Colony National Insurance Company
                       Colony Specialty Insurance Company

                                       And

                            Houston Casualty Company

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                                      INDEX

ARTICLE                              SUBJECT                              PAGE

I.     REINSURING CLAUSE ..................................................  1

II.    COMMENCEMENT AND TERMINATION .......................................  2

III.   SPECIAL TERMINATION ................................................  2

IV.    LIMITS OF LIABILITY ................................................  2

V.     ULTIMATE NET LOSS ..................................................  3

VI.    TERRITORY ..........................................................  3

VII.   EXCLUSIONS .........................................................  3

VIII.  REINSURANCE PREMIUM AND COMMISSION .................................  4

IX.    CURRENCY ...........................................................  4

X.     REPORTS AND REMITTANCES ............................................  5

XI.    LOSS REPORTING AND SETTLEMENTS .....................................  5

XII.   EXTRA CONTRACTUAL OBLIGATIONS ......................................  6

XIII.  EXCESS OF ORIGINAL POLICY LIMITS ...................................  7

XIV.   TAXES ..............................................................  7

XV.    ACCESS TO RECORDS ..................................................  8

XVI.   ORIGINAL CONDITIONS ................................................  8

XVII.  ENTIRE AGREEMENT ...................................................  8

XVIII. AMENDMENTS IN WRITING ..............................................  8

XIX.   OFFSET .............................................................  8

XX.    INSOLVENCY .........................................................  8

XXI.   ERRORS AND OMISSIONS ...............................................  9

                                     Page 1

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XXII.  LEGALITY ...........................................................   9

XXIII. ARBITRATION ........................................................  10

XXIV.  GOVERNING LAW ......................................................  11

XXV.   INTERMEDIARY CLAUSE ................................................  11

       SIGNING PAGE .......................................................  12

       EXHIBIT A

                                     Page 2

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                                   Quota Share
                              Reinsurance Agreement
                  (Hereinafter referred to as the "Agreement")

                                     Between

                            Colony Insurance Company
                               Richmond, Virginia
                        Colony National Insurance Company
                               Richmond, Virginia
                       Colony Specialty Insurance Company
                                 Columbus, Ohio
             (Hereinafter collectively referred to as the "Company")

                                       And

                            Houston Casualty Company
                                 Houston, Texas
                  (Hereinafter referred to as the "Reinsurer")


                          ARTICLE I. REINSURING CLAUSE

By this Agreement the Company obligates itself to cede to the Reinsurer and the Reinsurer obligates itself to accept fifteen percent (15%) of the Company's Ultimate Net Loss under all contracts, agreements, policies, binders and other evidences of insurance, whether oral or written, as intended by the Company to be covered hereunder covering business for the Company's Underwriting Divisions currently classified as Allied Medical, Industrial Casualty, Excess Liability, General Casualty, Errors and Omissions, Property, Inland Marine, Environmental, Garage and Contract (hereinafter referred to as "Policies"). The list of Underwriting Divisions is intended to include all Underwriting Divisions operating at April 1, 2003.

The liability of the Reinsurer with respect to each cession hereunder shall commence obligatorily and simultaneously with that of the Company, subject to the terms, conditions and limitations hereinafter set forth.

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                    ARTICLE II. COMMENCEMENT AND TERMINATION

This Agreement shall apply to all loss occurrences on new and renewal Policies incepting during the Agreement period and attaching hereon as of 12:01 A.M. Local Standard Time April 1, 2003 for a five (5) year period, terminating on April 1, 2008, 12:01 A.M. Local Standard Time. The Reinsurer may terminate this Agreement with ninety (90) days notice of cancellation at any annual anniversary of the Agreement effective date.

The Reinsurer shall remain liable for all Policies that incept prior to the expiration or termination date of this Agreement and are still in-force as of the expiration or termination date. The liability of the Reinsurer shall continue to apply to such Policies until the earlier of the natural expiration or cancellation of such Policies and includes any extended reporting periods on claims made policies. The Company shall not issue any Policy for a term in excess of twelve (12) months plus odd time to a maximum of eighteen (18) months.

                        ARTICLE III. SPECIAL TERMINATION

If at any time the Company or the Reinsurer loses in whole or part its paid-up capital, becomes insolvent, or is placed in conservation, rehabilitation or liquidation, or has a receiver appointed, or is acquired or controlled by, merged with, or reinsures its entire business with any other company or corporation, the other party shall have the right to terminate this Agreement forthwith upon the giving of thirty (30) days notice in writing.

In addition, with thirty (30) days written notice the Company may terminate this Agreement if the Reinsurer's A. M. Best rating drops to "A-" or below, and with thirty (30) days written notice the Reinsurer may terminate its participation in the Agreement if the Company's A. M. Best rating drops to "B+" or below.

                        ARTICLE IV. LIMITS OF LIABILITY

The Reinsurer's liability for Ultimate Net Loss under this Agreement shall be limited to fifteen percent (15%) of the Company's Policy limit, subject to a maximum Policy limit as shown in Exhibit A attached to this Agreement. In no event will the Reinsurer's liability exceed fifteen percent 15% of $40,000,000 per occurrence.

The application of per risk, per occurrence or per claim in this Agreement has the same meaning as in the Policies reinsured by this Agreement.

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The Reinsurer, at its option, may participate with the Company on the Company's reinsurance protection as common account protection of the original policy limit and inures to the benefit of this Agreement. The Reinsurer will pay its pro-rata proportion of the premium paid for the common account reinsurance.

                          ARTICLE V. ULTIMATE NET LOSS

Ultimate Net Loss as used herein is defined as the amount of any loss payments and settlements, awards, or judgments paid or payable by the Company, after deduction for common account reinsurance that inures to the benefit of this Agreement and includes interest accrued prior to final judgment.

Allocated Loss Adjustment Expenses are payable by the Reinsurer in proportion to the Reinsurer's share of the Ultimate Net Loss in addition to the Ultimate Net Loss. Allocated Loss Adjustment Expenses mean the costs attributable to the investigation, appraisal, adjustment, settlement, litigation, defense and/or appeal of specific claims, including but not limited to post-judgment interest, expenses of outside adjusters, and legal expenses, but shall not include office expenses or salaries of the Company's regular employees or its designated representative referred to as Unallocated Loss Adjustment Expenses. Any Allocated Loss Adjustment Expenses that are included within the limits of the Policy limit are considered part of Ultimate Net Loss.

                             ARTICLE VI. TERRITORY


The territorial limits of this Agreement shall be those of the Policies.

                            ARTICLE VII. EXCLUSIONS

This Agreement does not apply to:

A. Business accepted by the Company as reinsurance from other Insurers or Reinsurers.

B. Injury caused directly or indirectly by hostile or warlike action in time of peace or war, including

     1) Any discharge, explosion or use of any weapon of war employing atomic fission, fusion, or radioactive force; and

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     2)  Insurrection, rebellion, revolution, civil war, usurped power, or action taken by a governmental authority in hindering, combating, or defending against such occurrence.

C. Any business written by Underwriting Divisions not listed in Article I, Reinsuring Clause without approval by the Reinsurer.

D.   Surety Business

E. Liability of the Company arising, by contract, operation of law, or otherwise from its participation or membership, whether voluntary or involuntary, in any insolvency fund. "Insolvency fund" includes any guaranty fund, plan, pool, association, fund, or other arrangement, howsoever denominated, established, or governed that provides for any assessment of or payment or assumption by the Company of part or all of any claim, debt, charge, fee, or other obligation of an Insurer, or its successors or assigns, which has been declared by any competent authority to be insolvent, or which is otherwise deemed unable to meet any claim, debt, charge, fee or other obligation in whole or in part.

F.   Nuclear Energy Risk Exclusion Clauses as attached

G.   Nuclear Incident Exclusion Clauses as attached

                ARTICLE VIII. REINSURANCE PREMIUM AND COMMISSION

The Company will cede to the Reinsurer its fifteen percent (15%) share of the Gross Net Written Premium on all Policies subject to this Agreement. The Company may deduct from the premium ceded to the Reinsurer the Reinsurer's share of the cost of common account reinsurance protection which inures to the benefit of this Agreement.

The Reinsurer shall allow the Company a ceding commission equal to the Company's actual acquisition expenses. The Company shall allow the Reinsurer return commission on return premiums at the same rate. The Gross Net Written Premium as used in this Agreement means the total premium charged to the original Insureds under the Policies plus additional premium or return premium, less return premium for cancellation.

                              ARTICLE IX. CURRENCY


Whenever the word "Dollars" or the "$" sign appears in this Agreement, they shall be construed to mean United States Dollars and all transactions under this Agreement shall be in United States Dollars.

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                       ARTICLE X. REPORTS AND REMITTANCES

Monthly Reports and Remittances

Within forty-five (45) days after the close of each month, the Company shall furnish the Reinsurer with the following reports:

For each month being reported, segregated by accounting period and Underwriting Division on each policy:

         Gross Written Premium, including all endorsement, audit and cancellation transactions;
         Acquisition Expenses;
         Cost of Common Account Reinsurance;
         Losses and Allocated Loss Adjustment Expenses paid during the month; Common Account Reinsurance Losses and Allocated Loss Adjustment Expenses recovered during the month;
         Subrogation and Salvage Recoveries;
         Reserves for Losses and Allocated Loss Adjustment Expenses outstanding; Common Account Reinsurance Reserves for Losses and Allocated Loss Adjustment Expense outstanding; and
         Net Unearned premium reserves as of the end of the month being reported.

Amounts due the Reinsurer will be remitted with the monthly report. Amounts due the Company will be remitted within fifteen (15) days following receipt of the report by the Reinsurer.

Quarterly Reports

Reserves for losses incurred but not reported (IBNR) as of the end of the fiscal or calendar year being reported, segregated by accounting period and Underwriting Division.

In addition to the reports required above, the Company shall furnish such other information as may be reasonably required by the Reinsurer for the completion of the Reinsurer's monthly, quarterly or annual statements and internal records. All reports shall be rendered on forms acceptable to the Company and the Reinsurer.

                   ARTICLE XI. LOSS REPORTING AND SETTLEMENTS

The Company or its designated representatives shall investigate and settle or defend all claims and losses. All loss settlements made by the Company, provided they are within the terms of this Agreement, shall be binding upon the Reinsurer, who agrees to pay the Ultimate Net Loss for which it may be liable under this Agreement. When requested by the Reinsurer, the Company

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shall permit the Reinsurer, at the expense of the Reinsurer, to be associated with the Company in the defense or control of any claim, loss, or legal proceeding which involves or is likely to involve the Reinsurer. Nothing in this Article shall be construed as meaning that loss settlements are not recoverable hereunder until the final loss to the Company has been ascertained.

The Reinsurer shall be credited with its proportionate share of salvage or subrogation recoveries (i.e., reimbursement obtained or recovery made by the Company, less the actual cost, excluding salaries of officials and employees of the Company, of obtaining such reimbursement or making such recovery) on account of claims and settlements involving reinsurance hereunder.

Any reimbursement received by the Company pursuant to the Terrorism Risk Insurance Act of 2002 (Act) will reduce the Company's ultimate net loss under this Agreement for reinsured losses subject to the Act. The allocation of the reimbursement will be among all insured losses of the Company subject to the Act, and the reduction of any ultimate net loss under this Agreement will be proportional.

The Company deductible under the Act and any reimbursement received by the Company under the Act is based on the Act's definition of Program Year. The allocation of the amounts recovered for purposes of reducing any ultimate net loss is also based on the Act's definition of Program Year.

The Company will reduce any one ultimate net loss in a Program Year by the amount recovered under the Act in that Program Year in the same percent that the loss reinsured by this Agreement bears to the Company's total insured losses subject to the Act in a Program Year. No ultimate net loss will be reduced until such time as the Company has actually received funds as reimbursement for its insured losses subject to the Act.

                   ARTICLE XII. EXTRA CONTRACTUAL OBLIGATIONS

This Agreement shall protect the Company in addition to the Ultimate Net Loss for Extra Contractual Obligations described in this Article and not covered by any other reinsurance for fifteen percent 15% of one additional policy limit. "Extra Contractual Obligations" means those liabilities not covered under any other provision of this Agreement and which arise from the handling of any claim on Policies covered hereunder, such liabilities arising because of, but not limited to, the following: failure by the Company to settle within the policy limit, or by reason of alleged or actual negligence, fraud, or bad faith in rejecting an offer of settlement or in the preparation of the defense or in the trial of any action against its Insured or in the preparation or prosecution of an appeal consequent upon such action. The date on which the Company incurs any Extra Contractual Obligation shall be deemed, in all circumstances, to be the date of the original accident or disaster.

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The Company will notify the Reinsurer of the pendency of any claims for Extra
Contractual Obligations, and the Reinsurer at its own expense may associate with the Company in the defense or control of Extra Contractual Obligation claims.

However, this Article shall not apply where the loss has been incurred due to fraud by a member of the Board of Directors or a corporate officer of the Company or any other employee with claims settlement authority acting individually or collectively or in collusion with any individual or corporation or any other organization or party involved in the presentation, defense or settlement of any claim covered hereunder.

                 ARTICLE XIII. EXCESS OF ORIGINAL POLICY LIMITS

This Agreement shall protect the Company in addition to the Ultimate Net Loss for Excess of Original Policy Limits described in this Article and not covered by any other reinsurance for fifteen percent 15% of one additional policy limit. "Excess of Original Policy Limits" means those amounts the Company incurs in excess of the limit of its original policy, such loss in excess of the limit having been incurred because of failure by the Company to settle within the policy limit or by reason of alleged or actual negligence, fraud, or bad faith in rejecting an offer of settlement or in the preparation of the defense or in the trial of any action against its Insured or in the preparation or prosecution of an appeal consequent upon such action. For the purpose of this Article, the word "loss" shall mean any amounts for which the Company would have been contractually liable had it not been for the limit of the original policy.

The Company will notify the Reinsurer of any claims likely to incur a loss for Excess of Original Policy Limits, and the Reinsurer at its own expense may associate with the Company in the defense or control of Excess of Original Policy Limits losses.

However, this Article shall not apply where the loss has been incurred due to fraud by a member of the Board of Directors or a corporate officer of the Company acting individually or collectively or in collusion with any individual or corporation or any other organization or party involved in the presentation, defense or settlement of any claim covered.

                               ARTICLE XIV. TAXES

The Company shall pay all taxes on premiums reported to the Reinsurer. The Company undertakes not to claim any deduction of the premium hereon when making tax returns, other than income or profits tax returns, to any state or territory of the United States of America or to the District of Columbia.

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                          ARTICLE XV. ACCESS TO RECORDS

The Reinsurer or its designated representatives shall have access to the books and records of the Company at all reasonable times for the purpose of obtaining information concerning this Agreement or the business hereunder.

                        ARTICLE XVI. ORIGINAL CONDITIONS

All reinsurance under this Agreement shall be subject to the same rates, terms, conditions and waivers and to the same modifications, alterations and interpretations as the respective Policies of the Company, except as amended by the Articles contained herein.

                         ARTICLE XVII. ENTIRE AGREEMENT

This Agreement constitutes the entire agreement and supercedes prior agreements and understandings, both written and oral, between the parties with respect to the subject matter hereof.

                      ARTICLE XVIII. AMENDMENTS IN WRITING

No amendment, modification or discharge of this Agreement, and no waiver hereunder, shall be valid or binding unless set forth in writing and duly executed by both parties.

                               ARTICLE XIX. OFFSET


The Company and the Reinsurer may offset any balance or amount due from one party to the other under this Agreement or any other reinsurance agreements between the parties whether as an assuming company or a ceding company. This provision shall not be affected by the insolvency of either party to this Agreement.

                             ARTICLE XX. INSOLVENCY

In the event of the insolvency of the Company, reinsurance under this Agreement shall be payable on demand, with reasonable provision for verification, on the basis of claims allowed against the insolvent Company by any court of competent jurisdiction or by any liquidator, receiver, conservator, or statutory successor of the Company having authority to allow such

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claims, without diminution because of such insolvency or because such liquidator, receiver, conservator, or statutory successor has failed to pay all or a portion of any claims. Such payments by the Reinsurer shall be made directly to the Company or its liquidator, receiver, conservator, or statutory successor, except as provided by Section 4118(a) of the New York Insurance Law or except (a) where the Agreement specifically provides another payee of such reinsurance in the event of the insolvency of the Company, or (b) where the Reinsurer with the consent of the direct Insured or Insureds has assumed such policy obligations of the Company as direct obligations of the Reinsurer to the payees under such Policies and in substitution for the obligations of the Company to such payees.

It is agreed, however, that the liquidator, receiver, conservator, or statutory successor of the insolvent Company shall give written notice to the Reinsurer of the pendency of a claim against the insolvent Company on the Policies reinsured within a reasonable time after such claim is filed in the insolvency proceeding and that during the pendency of such claim the Reinsurer may investigate such claim and interpose, at its own expense, in the proceeding where such claim is to be adjudicated, any defense or defenses which it may deem available to the Company or its liquidator, receiver, conservator, or statutory successor. The expense thus incurred by the Reinsurer shall be chargeable, subject to court approval, against the insolvent Company as part of the expense of liquidation to the extent of a proportionate share of the benefit, which may accrue to the Company solely as a result of the defense undertaken by the Reinsurer.

                        ARTICLE XXI. ERRORS AND OMISSIONS

Any inadvertent delay, omission or error shall not be held to relieve either party hereto from any liability which would attach to it hereunder if such delay, omission or error had not been made, provided such omission or error is rectified upon discovery.

                             ARTICLE XXII. LEGALITY

If any law or regulation of the federal, state, or local government of the United States or the rulings of officials having supervision over insurance companies should render illegal the undertaking of this Agreement, then with regard to business within the jurisdiction of such authority, the Company may upon written notice to the Reinsurer suspend, abrogate, or amend this Agreement insofar as it relates to business within the jurisdiction of such authority, to the extent as may be necessary to comply with such law, regulation or ruling. Such suspension, abrogation, or amendment of a portion of this Agreement shall in no way affect any other portion thereof.

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                           ARTICLE XXIII. ARBITRATION

Any dispute or other matter in question between the Company and the Reinsurers arising out of, or relating to, the formation, interpretation, performance, or breach of this Contract, whether such dispute arises before or after termination of this Contract, shall be settled by arbitration. Arbitration shall be initiated by the delivery of a written notice of demand for arbitration by one party to the other within a reasonable time after the dispute has arisen. This demand will state in particulars all issues to be resolved in the party's view and will name the arbitrator appointed by it.

If more than one reinsurer is involved in the same dispute, all such reinsurers shall constitute and act as one party for the purposes of this Article, provided, however, that nothing herein shall impair the rights of such reinsurers to assert several, rather than joint, defenses or claims, nor be construed as changing the liability of the Reinsurers under the terms of this Contract from several to joint.

Within sixty (60) days of receipt of the arbitration demand, the opposing party shall notify the claimant of its appointed arbitrator and any other issues it believes needs to be resolved. The two appointed arbitrators shall then appoint a third arbitrator. If respondents refuse or neglect to appoint an arbitrator within sixty (60) days, the other party may appoint the second arbitrator. If the two arbitrators do not agree on a third arbitrator within sixty (60) days of their appointment, the Company shall petition the American Arbitration Association to appoint the third arbitrator. If the American Arbitration Association fails to appoint the third arbitrator within thirty (30) days after it has been requested to do so, either party may request a justice of a Court of general jurisdiction of the state in which the arbitration is to be held to appoint the third arbitrator. The arbitrators shall be active or retired officers of insurance or reinsurance companies or Lloyd's London Underwriters; the arbitrators shall not have a personal or financial interest in the result of the arbitration. In the event of the resignation or death of any arbitrator, a replacement will be appointed in the same manner as the resigning or deceased member was originally appointed.

The arbitration hearings shall be held in Houston, Texas or such other place as may be mutually agreed. Each party shall submit its case to the arbitrators within sixty (60) days of the selection of the third arbitrator or within such longer period as may be agreed by the arbitrators. The arbitrators shall not be obliged to follow judicial formalities or the rules of evidence except to the extent required by governing law, that is, the state law of the situs of the arbitration as herein agreed; they shall make their decisions according to the practice of the reinsurance business. The decision rendered by a majority of the arbitrators shall be final and binding on both parties. Such decision shall be a condition precedent to any right of legal action arising out of the arbitrated dispute, which either party may have against the other. Judgement upon the award rendered may be entered in any court having jurisdiction thereof.

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Each party shall pay the fee and expenses of its own arbitrator and one-half of the fees and expenses of the third arbitrator. All other expenses of the arbitration shall be equally divided between the parties.

Except as provided above, arbitration shall be based, insofar as applicable, upon the procedures of the American Arbitration Association.

                           ARTICLE XXIV. GOVERNING LAW

This Agreement shall be governed by and construed in accordance with the laws of the State of Texas.

                        ARTICLE XXV. INTERMEDIARY CLAUSE

Rattner Mackenzie (Bermuda) Limited is hereby recognized as the Intermediary negotiating this Contract for all business hereunder. All communications (including but not limited to notices, statements, premium, return premium, commissions, taxes, losses, loss adjustment expense, salvages and loss settlements relating thereto shall be transmitted to the Company or the Reinsurers through Rattner Mackenzie (Bermuda) Limited, 10 Queen Street, Hamilton, Bermuda HM EX. Payments by the Company to the Intermediary shall be deemed to constitute payment to the Reinsurers. Payments by the Reinsurers to the Intermediary shall be deemed to constitute payment to the Company only to the extent that such payments are actually received by the Company.

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IN WITNESS WHEREOF, the parties hereto, have executed this Agreement in duplicate as of the following date:

In Richmond, Virginia                       In Houston, Texas

COLONY INSURANCE COMPANY                    HOUSTON CASUALTY COMPANY
COLONY NATIONAL INSURANCE
COMPANY
COLONY SPECIALTY INSURANCE                        By:   /s/ Michael J. Schell
COMPANY                                             ----------------------------
                                                              President

By:      /s/ Mark E.Watson III                           Date:  March 31, 2003
         ------------------------------                         ----------------

Title:   Chairman
         ------------------------------

Date:    March 31, 2003
         ------------------------------

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                                    EXHIBIT A

                                 Attached to the

                        Quota Share Reinsurance Agreement
                             Effective April 1, 2003

                                     Between

                            Colony Insurance Company
                        Colony National Insurance Company
                       Colony Specialty Insurance Company

                                       And

                            Houston Casualty Company

For purposes of this Agreement, the maximum policy limits issued by the Company are as follows or so deemed:

--------------------------------------------------------------------------------
Line of Business                   Maximum
                                   Policy Limit
--------------------------------------------------------------------------------
Property & Allied Lines            $10,000,000      Per Risk
Inland Marine                      $40,000,000      Per Occurrence/Event
--------------------------------------------------------------------------------
Other Liability
Professional Liability
Pollution Liability                $ 6,000,000      Per Insured, Each Occurrence
Product Liability
Automobile Liability
Excess/Umbrella Liability
--------------------------------------------------------------------------------

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